N E W S   B U L L E T I N
FROM:

RE:	DDi Corp. 1220 Simon Circle Anaheim, CA 92806 NasdaqNM: DDIC

For Further Information:

AT THE COMPANY: Mikel Williams Chief Financial Officer (714) 688-7200	AT FINANCIAL RELATIONS BOARD: Jill Fukuhara Peters Investor/Analyst Information (310) 854-8312 jspeters@financialrelationsboard.com	Lasse Glassen General Information (310) 854-8313 lglassen@financialrelationsboard.com
FOR IMMEDIATE RELEASE
August 23, 2005
DDI CORP. COMMENCES RIGHTS OFFERING
ANAHEIM, CA, August 23, 2005 – DDi Corp. (NasdaqNM: DDIC) (the “Company”), a leading provider of technologically advanced engineering and manufacturing services, announced today that it has set the record date for its previously announced rights offering. The Company will be distributing non-transferable rights to subscribe for and purchase up to 100,000,000 shares of its common stock to common stockholders of record as of August 23, 2005. In the offering, each common stockholder will have the right to subscribe for 3.63 shares of common stock (subject to reduction if holders of the Company’s Series B Preferred Stock convert any of their shares into common stock prior to the expiration of the rights offering), at a subscription price of $0.75 per share, for each share owned on August 23, 2005.
Stockholders will be able to exercise their rights to purchase shares in the offering until 5:00 p.m. Eastern Time on September 16, 2005.
A copy of the prospectus relating to the rights offering meeting the requirements of Section 10 of the Securities Act of 1933 and additional materials relating to the rights offering are expected to be mailed on or about August 25, 2005 to common stockholders of the Company as of the record date. Common stockholders may also obtain a copy of the prospectus from the Information and Subscription Agent for the offering, Mellon Bank, N.A., c/o Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660, Telephone: (866) 340-1581.
About DDi Corp.
DDi is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer fabrication and assembly services to customers on a global basis, from its facilities located across North America.
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions
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DDi Corp.

identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; our ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; increases in our cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
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